Filed Pursuant to Rule 424(b)(3)

SEC File No. 333-191721

 PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

BRISTA CORP.

3,000,000 SHARES OF COMMON STOCK

$0.03 PER SHARE

This is the initial offering of common stock of Brista Corp. and no public market currently exists for the securities being offered.  We are offering for sale a total of 3,000,000 shares of common stock at a fixed price of $0.03 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Andrejs Levaskovics, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.03 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 3,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

	Offering Price	Expenses	Proceeds to Company
Per share	$0.03	$0.0023	$0.0277
Total	$90,000	$7,000	$83,000

Brista Corp. is a development stage company and has not commenced operations.  To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Brista Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Money raised in this offering will be immediately available to the company and our sole officer and director and there will be no refunds.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Brista Corp. is not a Blank Check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.  Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act, or by meeting the conditions of Rule 144(i) under the Securities Act. For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 11 BEFORE BUYING ANY SHARES OF BRISTA CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED APRIL 10, 2014

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
RISK FACTORS	4
FORWARD-LOOKING STATEMENTS	10
USE OF PROCEEDS	10
DETERMINATION OF OFFERING PRICE	10
DILUTION	10
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	13
DESCRIPTION OF BUSINESS	17
LEGAL PROCEEDINGS	19
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	19
EXECUTIVE COMPENSATION	20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
PLAN OF DISTRIBUTION	22
DESCRIPTION OF SECURITIES	24
INDEMNIFICATION	24
INTERESTS OF NAMED EXPERTS AND COUNSEL	25
EXPERTS	25
AVAILABLE INFORMATION	25
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	25
INDEX TO THE FINANCIAL STATEMENTS	25

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “BRISTA CORP.” REFERS TO BRISTA CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

BRISTA CORP.

We are a development stage company and intend to produce crumb rubber tiles. Brista Corp. was incorporated in Nevada on December 20, 2012. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $60,000 for the next twelve months as described in our Plan of Operations. If we are unable to raise a minimum funding of $60,000 required to conduct your business over the next 12 months, our business may fail. The amount of funds necessary to implement our plan of operations cannot be predicted with any certainty and may exceed any estimates we set forth. We expect our operations to begin to generate revenues during months 5-12 after completion of this offering. However, there is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue. As of March 28, 2014 we have cash reserves of approximately $2,948.

Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. Even if we generate revenue such revenue may be insufficient to cover our ongoing SEC filing requirements so we may need to seek additional financing to cover those costs. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Stigu iela, 26 dz.2, Mezares, Babites pagasts, Latvia LV- 2101. Our phone number is 37127196113.

From inception until the date of this filing, we have had limited operating activities.  Our financial statements from inception (December 20, 2012) through January 31, 2014, reports no revenues and a net loss of $5,249. Our independent registered public accounting firm has issued an audit opinion for Brista Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan, and entered into a Premises and Equipment Lease Agreement, dated September 13, 2013 with SIA „PM Grupa”. As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success. Our sole officer and director will only be devoting approximately 20 hours a week to our operations. As a result, our operations may be sporadic and occur at times which are convenient to our sole officer and director.

THE OFFERING

The Issuer:	BRISTA CORP.
Securities Being Offered:	3,000,000 shares of common stock.
Price Per Share:	$0.03
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 3,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$90,000
Securities Issued and Outstanding:	There are 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Andrejs Levaskovics
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $7,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from December 20, 2012(Inception) to July 31, 2013 and for the period from December 20, 2012(Inception) to January 31, 2014:

Financial Summary	July 31, 2013 ($) (Audited)
Cash and Deposits	3,088
Total Assets	3,088
Total Liabilities	217
Total Stockholder’s Equity	2,871

Statement of Operations	Accumulated From December 20, 2012 (Inception) to July 31, 2013 ($) (Audited)
Total Expenses	129
Net Loss for the Period	(129)
Net Loss per Share	-

Financial Summary	January 31, 2014 ($) (Unaudited)
Cash and Deposits	2,968
Total Assets	2,968
Total Liabilities	5,217
Total Stockholder’s Deficit	(2,249)

Statement of Operations	Accumulated From December 20, 2012 (Inception) to January 31, 2014 ($) (Unaudited)
Total Expenses	5,249
Net Loss for the Period	(5,249)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a high degree of risk.  This section includes all of the known material risks in the offering. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO START OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $5,249 for the period from our inception on December 20, 2012 to January 31, 2014, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the crumb rubber tile business. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Cutler & Co., LLC our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Brista Corp. is suitable.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in the crumb rubber tile business. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of January 31, 2014, we had cash in the amount of $2,968 and liabilities of $5,217. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

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We require minimum funding of approximately $60,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Andrejs Levaskovics, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Levaskovics has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. Even if we generate revenue such revenue may be insufficient to cover our ongoing SEC filing requirements so we may need to seek additional financing to cover those costs. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on December 20, 2012 and have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE NO POTENTIAL CUSTOMERS FOR OUR CRUMB RUBBER TILE AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY CUSTOMERS.  EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT.  IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We have not identified any customers and we cannot guarantee we will ever have any customers for our crumb rubber tile. Even if we obtain any customers, there is no guarantee that we will make a profit. If we are unable to attract enough customers to buy our crumb rubber tile to operate profitably, we will have to suspend or cease operations.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

Because we will operate in Europe and we intend to market and sell our product in Europe, the European debt crisis may have negative effects on our business. In addition, the recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments may affect our business, operating results or financial condition in a number of ways. For example, our potential customers may never start spending with us or may have difficulty paying us. A slow or uneven pace of economic recovery would negatively affect our ability to start our business and obtain financing.

OUR SALES AND PROFITABILITY DEPEND SIGNIFICANTLY ON NEW COMMERCIAL AND PUBLIC CONSTRUCTION AND IMPROVEMENT ACTIVITY.

Our sales depend heavily on the strength of commercial and public construction and improvement activities. The strength of these markets depends on new and renovation projects, which are a function of many factors beyond our control. Some of these factors include employment levels, job and household formation, interest rates, tax policy, prices of commodity products, regional demographics and consumer confidence. Future downturns in the markets that we serve or in the economy generally could have a material adverse effect on our operating results and financial condition. Reduced levels of construction activity may result in intense price competition among rubber tile suppliers, which may adversely affect our gross margins.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

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BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND ANDREJS LEVASKOVICS, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MR. LEVASKOVICS, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MR. LEVASKOVICS.

Our principal operations and assets are located outside of the United States, and Andrejs Levaskovics, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Levaskovics in the United States, and it may be difficult to enforce any judgment rendered against Mr. Levaskovics. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Levaskovics, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise.  Even if an investor is successful in bringing an action of this kind, the laws of Republic of Latvia may render that investor unable to enforce a judgment against the assets of Mr. Levaskovics. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE IN OUR INTENDED OPERATIONS OF THE PRODUCING CRUMB RUBBER TILES, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

Our sole officers and director has no professional training or experience in the producing of crumb rubber tiles. Ms. Levaskovics’s lack of experience will hinder our ability to start producing our crumb rubber tiles and earn revenue. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF ALL THE SHARES BEING OFFERED ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Levaskovics, our sole officer and director, will own 50 % of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Levaskovics may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

MR. LEVASKOVICS, OUR SOLE DIRECTOR, WILL BE ABLE TO DETERMINE HIS OWN SALARY AND PERQUISITES, WHICH COULD ADVERSELY AFFECT OUR INCOME.

Because your sole executive officer occupies all corporate positions, it may not be possible to have adequate internal controls. As the sole director, Mr. Levaskovics has the sole authority to appoint our officers and determine their compensation.  Accordingly, Mr. Levaskovics could determine, as our sole director, that his salary and perquisites are equal to or exceed our net income, if we ever have income.  In the event that Mr. Levaskovics does determine that he is entitled to a salary and/or perquisites, investors will have no mechanism by which to revise his salary and perquisites since he controls a majority of the voting securities of the Company, and will continue to do so even after the offering.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC. AS A RESULT, OUR STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL RESULTS, WHICH COULD HARM OUR BUSINESS AND THE MARKET VALUE OF OUR COMMON SHARES.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We may in the future discover areas of our internal controls that need improvement. Section 404 of the Sarbanes-Oxley Act of 2002 will require us to continue to evaluate and to report on our internal controls over financial reporting. We cannot be certain that we will be successful in continuing to maintain adequate control over our financial reporting and financial processes. Furthermore, if our business grows, our internal controls will become more complex, and we will require significantly more resources to ensure our internal controls remain effective. Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner.

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BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS.  THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Andrejs Levaskovics, our sole officer and director will only be devoting limited time to our operations.  He will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director. The Company does not have an employment agreement in place with its sole officer and director. His departure or the loss of any other key personnel in the future could have a material adverse effect on the business. There is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director

WE DO NOT MAINTAIN ANY INSURANCE AND DO NOT INTEND TO MAINTAIN INSURANCE IN THE FUTURE.

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Andrejs Levaskovics, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

OUR PRESIDENT, MR. LEVASKOVICS DOES NOT HAVE ANY PRIOR EXPERIENCE IN SELLING STOCKS, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO SART OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Levaskovics does not have any experience in selling stocks. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

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We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.

RISKS ASSOCIATED WITH THIS OFFERING

OUR OFFERING IS BEING MADE ON A BEST EFFORTS BASIS WITH NO MINIMUM AMOUNT OF SHARES REQUIRED TO BE SOLD FOR THE OFFERING TO PROCEED.

In order to implement our business plan, we require funds from this offering. We require a minimum of $60,000 from the offering to implement your business plan. However, our offering is being made on a best efforts basis with no minimum amount of shares required to be sold for the offering to proceed. If we raise only a nominal amount of proceeds we may be unable to implement our business plan and we will have to suspend or cease operations and you may lose your investment in our company.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on December 20, 2012 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

MONEY RAISED IN THIS OFFERING WILL BE IMMEDIATELY AVAILABLE TO THE COMPANY AND INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Money raised in this offering will be immediately available to the company and our sole officer and director. Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Brista Corp. and held on our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling at least half of the shares and we receive the proceeds in the amount of $60,000 from this offering, we may have to seek alternative financing to implement our business plan.

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THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Brista Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $7,000. We will have to utilize funds from Andrejs Levaskovics, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mr. Levaskovics has no obligation to loan such funds to us and there is no guarantee that he will loan such funds to us. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

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FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds in the order of priority assuming the sale of one-third, two-third and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $90,000 as anticipated. The various offering amounts presented are for illustrative purposes only and the actual amount of proceeds raised, if any, may differ significantly.

Gross proceeds	$30,000	$60,000	$90,000
Offering expenses	$7,000	$7,000	$7,000
Net proceeds	$23,000	$53,000	$83,000
Establishing an office	$-	$1,000	$2,000
Website development	$-	$1,000	$2,000
Leasing premises and equipment	$13,000	$20,000	$20,000
Raw materials	$-	$5,000	$15,000
Employees’ salary	$-	$11,200	$16,800
Auxiliary materials and equipment	$-	$1,000	$2,000
Marketing and advertising	$-	$3,000	$13,000
SEC reporting and compliance	$10,000	$10,000	$10,000
Miscellaneous expenses	$-	$800	$2,200

The above figures represent only estimated costs. If substantially less than the maximum proceeds are obtained, Andrejs Levaskovics, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. However, Mr. Levaskovics has no obligation to loan such funds to us and that there is no guarantee that he will loan such funds to us. Mr. Levaskovics will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Levaskovics. Mr. Levaskovics will be repaid from revenues of operations if and when we generate revenues to pay the obligation. If we raise $60,000 or more, we will spend funds to purchase office equipment such as telephones, fax, office supplies, furniture, personal computer and other. Mr. Levaskovics is currently providing office space free of charge to the company. No proceeds will be used to pay for this office or any costs associated with this office.DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on December 20, 2012.  Andrejs Levaskovics, the Company’s sole officer and director, paid $0.001 per share for the 3,000,000 shares of common stock he purchased from the Company on May 14, 2013.

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Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of January 31, 2014, the net tangible book value of our shares of common stock was negative $2,249 or approximately $0 per share based upon 3,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $80,751 or approximately $0.0135 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0125 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0135 per share.

After completion of this offering, if 3,000,000 shares are sold, investors in the offering will own 50% of the total number of shares then outstanding for which they will have made cash investment of $90,000 or $0.03 per share. Our existing stockholder will own 50% of the total number of shares then outstanding, for which he has made contributions of cash totalling $3,000 or $0.001 per share.

If two-third of the Shares Are Sold

Upon completion of this offering, in the event 2,000,000 shares are sold, the net tangible book value of the 5,000,000 shares to be outstanding will be $50,751, or approximately $0.0102 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0092 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0102 per share.

After completion of this offering investors in the offering will own 40% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.03 per share. Our existing stockholder will own 60% of the total number of shares then outstanding, for which he has made contributions of cash totaling $3,000 or $0.001 per share.

If one-third of the Shares Are Sold

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 4,000,000 shares to be outstanding will be $20,751, or approximately $0.0052 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0042 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0052 per share.

After completion of this offering investors in the offering will own 25% of the total number of shares then outstanding for which they will have made cash investment of $30,000, or $0.03 per share. Our existing stockholder will own 75% of the total number of shares then outstanding, for which he has made contributions of cash totaling $3,000 or $0.001 per share.

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The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholder if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0
Potential gain to existing shareholder	$90,000
Net tangible book value per share after offering	$0.0135
Increase to present stockholders in net tangible book value per share
after offering	$0.0125
Capital contributions	$3,000
Number of shares outstanding before the offering	3,000,000
Number of shares after offering assuming the sale of 50% of shares	6,000,000
Percentage of ownership after offering	50%
Existing Stockholder if two-third of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0
Potential gain to existing shareholder	$60,000
Net tangible book value per share after offering	$0.0102
Increase to present stockholders in net tangible book value per share
after offering	$0.0092
Capital contributions	$3,000
Number of shares outstanding before the offering	3,000,000
Number of shares after offering assuming the sale of 50% of shares	5,000,000
Percentage of ownership after offering	60%
Existing Stockholder if one-third of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0
Potential gain to existing shareholder	$30,000
Net tangible book value per share after offering	$0.0052
Increase to present stockholders in net tangible book value per share
after offering	$0.0042
Capital contributions	$3,000
Number of shares outstanding before the offering	3,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	4,000,000
Percentage of ownership after offering	75%
Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.03
Dilution per share	$0.0165
Capital contributions	$90,000
Number of shares after offering held by public investors	3,000,000
Percentage of capital contributions by existing shareholder	3.23%
Percentage of capital contributions by new investors	96.77%
Percentage of ownership after offering	50%
Purchasers of Shares in this Offering if two-third of Shares Sold

Price per share	$0.03
Dilution per share	$0.0198
Capital contributions	$60,000
Percentage of capital contributions by existing shareholder	4.76%
Percentage of capital contributions by new investors	95.24%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	40%
Purchasers of Shares in this Offering if one-third of Shares Sold

Price per share	$0.03
Dilution per share	$0.0248
Capital contributions	$30,000
Percentage of capital contributions by existing shareholder	9.09%
Percentage of capital contributions by new investors	90.91%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	25%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Our cash balance is $2,968 as of January 31, 2014. We believe our cash balance is not sufficient to fund our operations for any period of time.  We have been utilizing and may utilize funds from Andrejs Levaskovics, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  As of January 31, 2014, Mr. Levaskovics advanced us $5,217. Mr. Levaskovics, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to implement our plan of operations for the next twelve month period, we require a minimum of $60,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Stigu iela, 26 dz.2, Mezares, Babites pagasts, Latvia LV- 2101. Our phone number is 37127196113.

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We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $90,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand.  Upon completion of our public offering, our specific goal is to profitably sell our crumb rubber tile. Our plan of operations following the completion is as follows:

Establish our Office

Time Frame: 1st- 3rd months.

Material costs: $1,000-$2,000.

Upon completion of the offering we plan to set up an office in Latvia and acquire the necessary. We plan to purchase office equipment such as telephones, fax, office supplies, furniture, personal computer and other. Our sole officer and director, Andrejs Levaskovics will take care of our initial administrative duties. If we cannot raise the maximum amount in this offering we plan to spend $1,000 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 100% of the shares offered we will buy better equipment with advanced features therefore the office set up cots will be approximately $2,000.

Develop our Website

Time Frame: 2nd – 4th months.

Material costs: $1,000-$2,000.

During this period, we intend to begin developing our website. Our sole officer and director, Andrejs Levaskovics will be in charge of registering our web domain. As of the date of this prospectus we have not yet identified or registered any domain names for our website. Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. If we cannot raise the maximum amount in this offering, but raise at least $60,000 we plan to spend on the website development, including site design and implementation approximately $1,000. If we sell 100% of the shares offered we will develop more sophisticated and well-designed web site, therefore developing cost will be $2,000. Updating and improving our website will continue throughout the lifetime of our operations.

Lease of Premises and Equipment

Time Frame:  3rd month.

Material costs: $20,000.

On September 13, 2013 we signed a Premises and Equipment Lease Agreement with SIA „PM Grupa”. According to this agreement, we lease premises and equipment for the production of crumb rubber tile with total area of 238 square meters. Premises and equipment are leased for a period of 5 years since June 1, 2014 till May 31, 2019. Therefore, we plan to occupy the premises in June 2014. The rent is $ 2,000 per month and includes use of facilities and equipment. We plan to start leasing the premises and equipment from the third month after completion of this offering, therefore, we need $20,000 for 10 month leasing. We need to raise at least $60,000 to be able to pay for the lease for one year after completion of the offering. If we are unsuccessful, we will need additional financing. We do not currently have any arrangements for additional financing. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We may also utilize funds from Andrejs Levaskovics, our president and director, who has verbally agreed to loan the Company funds. However, Mr. Levaskovics has no obligation to loan such funds to us and that there is no guarantee that he will loan such funds to us. Mr. Levaskovics will not be paid any compensation or anything from the proceeds of this offering.

The leased equipment is produced by RTE GmbH LLP (Great Britain) and consist of the Bunker, Mixer, Molding Press, Hot Press with 140 degrees Celsius and Cold Press with 70 degrees Celsius and packaging equipment. The dimension of the whole production line is 7,540 mm X 4,100 mm X 3,200 mm and the weight is 6 tones.

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Purchase of Raw Materials

Time Frame:  3rd month.

Material costs: $5,000-$15,000.

As soon as we pay for the lease and move to the premises we plan to purchase crumb rubber, raw materials for our production. We plan to purchase crumb rubber from European suppliers such as Metaloidas UAB (Siauliai, Lithuania) и Tyres Herco SA (Greece). We have not entered into agreements or negotiations with these entities and do not have a contract or agreement with them. We need crumb rubber with the dimension of 2.5-4 millimetres. Metaloidas UAB offers such crumb rubber for $330 per ton with the shipping to Riga, Latvia. Tyres Herco SA offers such crumb rubber for $300 per ton with the shipping to Riga, Latvia. If we sell at least two third of the shares in this offering, we plan to spend $5,000 and purchase 15-16 tons of crumb rubber. If we sell all the shares in this offering, we plan to spend $15,000 on raw materials and it will allow us to buy 45-48 tons of crumb rubber.

Hire Employees and Start Production

Time Frame:  4th months.

Material costs: $11,200-$16,800.

Once the equipment is transferred under the act of transfer of equipment and raw materials are ordered we intend to hire employees and start production. If we sell all the shares in this offering, we plan to hire three workers and it will cost us $16,800. If we cannot raise the maximum amount in this offering, but if we sell two-third of the shares in this offering and raise $60,000, we plan to hire two workers and it will cost us $11,200. The production process is very simple: the raw material (rubber crumb) is fed into a hopper, and then into the mixer, where the adhesive and other components are mixed in certain proportions. The resulting mass is poured into special forms and compressed under pressure at temperatures from 110 to 140 degrees Celsius. This process is called hot polymerization. After the hardening within 24 hours the crumb rubber tile is taken out of the forms and ready to use.

Marketing

Time Frame: 4th - 12th months.

Material costs: $3,000-$13,000.

When we start producing our crumb rubber tiles we will start our marketing campaign. Our sole officer and director, Andrejs Levaskovics, will be responsible for marketing of our crumb rubber tile. We intend to use marketing strategies, such as web and newspaper advertisements. We also  expect  to get  new  customers  from  "word  of  mouth" advertising  where our new customers will  refer  their  colleagues to us. We will encourage such advertising by rewarding person who referred new customers to us. We also plan to attend shows and exhibitions in to promote our products. If we cannot raise the maximum amount in this offering, but able to raise at least $60,000, we intend to spend at least $3,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations. Even if we are able to obtain sufficient number of potential customers at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

In summary, during 1st-4th month we should have established our office, developed our website, purchased raw materials and hired employees. After this point we should be ready to start more significant operations and start selling our crumb rubber tiles. During months 4-12 we will be developing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

If we are unable to raise the maximum in this offering, we still can start our operations, as to proceed with our operations within 12 months, we need a minimum of $60,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied according to our plans of operations.  We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Andrejs Levaskovics, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more customers to buy our crumb rubber tile, Mr. Levaskovics has agreed to commit more time as required. Because Mr. Levaskovics will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations

Estimated Expenses for the Next Twelve Month Period

      The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If one-third shares sold	If two-third shares sold	If 100% shares sold
	Fees	Fees	Fees

SEC reporting and compliance

Establishing an office

Website development

Marketing and advertising

Auxiliary materials  and equipment

Leasing premises and equipment

Raw materials

Employees’ salary

Other Expenses

	$10,000 - - - - $13,000 - - -	$10,000 $1,000 $1,000 $3,000 $1,000 $20,000 $5,000 $11,200 $800	$10,000 $2,000 $2,000 $13,000 $2,000 $20,000 $15,000 $16,800 $2,200
Total	$23,000	$53,000	$83,000

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OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on December 20, 2012 to January 31, 2014

During the period we incorporated the company, prepared a business plan and entered into Premises and Equipment Lease Agreement with SIA „PM Grupa”. Our loss since inception is $5,249.  We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 3,000,000 shares of common stock to our sole officer and director for net proceeds of $3,000.

 LIQUIDITY AND CAPITAL RESOURCES

As of January 31, 2014, the Company had $2,968 cash and our liabilities were $5,217, comprising $5,217 owed to Andrejs Levaskovics, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 3,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $3,000.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Andrejs Levaskovics, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mr. Levaskovics has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To proceed with our operations within 12 months, we need a minimum of $60,000.We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting.

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Management believes that the European debt crisis and recent global crisis has caused disruption and volatility in our industry. This volatility poses the most significant challenges to the Company’s success over the next year and in future years.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than two-third of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

DESCRIPTION OF BUSINESS

General

Brista Corp. was incorporated in the State of Nevada on December 20, 2012 and established a fiscal year end of July 31. We do not have revenues, have minimal assets and have incurred losses since inception. We are a development-stage company formed to commence operations in crumb rubber tile manufacturing. We have not commenced operations. As of today, we have developed our business plan and interred into a Premises and Equipment Lease Agreement, dated September 13, 2013 with SIA „PM Grupa”. The leased equipment includes plant for the hot polymerization of rubber granules and plant for the cold polymerization of rubber granules. It is produced by RTE GmbH LLP (UK) and consist of the Bunker, Mixer, Molding Press, Hot Press with 140 degrees Celsius and Cold Press with 70 degrees Celsius and packaging equipment. The dimension of the whole production line is 7,540 mm X 4,100 mm X 3,200 mm and the weight is 6 tones. We maintain our statutory registered agent's office at 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074. Our business office is located at Stigu iela, 26 dz.2, Mezares, Babites pagasts, Latvia LV- 2101. Our telephone number is 37127196113.

Our Business

We plan to produce crumb rubber tile. The raw material for our production us crumb rubber, recycled rubber from automotive and truck scrap tires. Tire recycling is the process of grinding vehicle and truck tires that are no longer suitable for use on cars or trucks due to wear or irreparable damage. These tires are among the largest and most problematic sources of waste, due to the large volume produced and their durability. Those same characteristics which make waste tires such a problem also make them one of the best re-used waste materials since it results in recycled rubber flooring that is very resilient and can be made into many types of products including gym and weight room flooring. Most importantly, recycling rubber tires helps ensure a cleaner and healthier environment for our future generations. Our principal product is crumb rubber tile. We forecast a high demand for our products. We do not need any government approval for our principal products. We plan to market and distribute our product in European market. We plan to sell our product to daycares, gyms, municipalities for playgrounds and schools. We have not yet entered the market and has no market penetration to date. Once we have entered the market, we will be one of many participants in the crumb rubber business. Many established, yet well financed entities are currently active in the market. Nearly all Brista Corp.'s competitors have significantly greater financial resources, technical expertise, and managerial capabilities than Brista Corp. We are, consequently, at a competitive disadvantage in being able to provide such products and become a successful company in the crumb rubber industry. The raw materials for our business is available. We plan to purchase crumb rubber from European suppliers such as Metaloidas UAB (Siauliai, Lithuania) и Tyres Herco SA (Greece). We have not entered into agreements or negotiations with these entities and do not have a contract or agreement with them. We do not have patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts in place. We do not believe that government regulations will have a material impact on the way we conduct our business. As of today, we did not spent any funds on research and development activities. We do not have any employees other than our sole officer and Director, Andrejs Levaskovics. Andrejs Levaskovics, our sole officer and director, has no experience in our intended industry.

On September 13, 2013 we entered into a Premises and Equipment Lease Agreement. According to this agreement Brista, Corp. leases nonresidential premises and equipment for the production of crumb rubber tile with total area of 238 square meters.

Applications

We plan to manufacture and sell high quality crumb rubber tiles for a variety of applications. Crumb rubber tile can be used as form of padded surface cover for playgrounds that lies under and around swings, slides, monkey bars and other playground equipment. We believe that schools will be the largest consumer for our crumb rubber tiles. It can be also used as gym and fitness flooring as well as flooring for pet daycare facilities and canine training and agility courses. Crumb rubber tile is widely used in equine industry as stable matting, horse walkers and equine pools and wash boxes. Our target market is municipalities in Latvia and other European Union countries as well as private companies running kid, pet or horse facilities and gyms. We plan to sell our products directly to our potential customers.

Marketing

Our sole officer and director, Andrejs Levaskovics, will be responsible for marketing of our company and our crumb rubber tiles. We intend to use marketing strategies, such as web and newspaper advertisements, direct mailing, and phone calls to acquire potential customers. We believe that one of the most powerful aspects of online marketing is the ability to target our chosen group with a high degree of accuracy and cost effective way. We will use many online marketing tools to direct traffic to our website and identify potential customers. As of the date of this prospectus we have not yet identified or registered any domain names for our website. To accomplish this, we plan to contract an independent web designing company. Our website will describe our products in detail, show our contact information, and include some general information and pictures of crumb rubber tile. We intend to use internet promotion tools on Facebook and Twitter to advertise our company and create links to our website. We will ask our satisfied customers for referrals. We also plan to attend shows and exhibitions in our industry. We will promote our products through word of mouth.

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Even if we are able to obtain sufficient number of customers to buy our crumb rubber tile, there is no guarantee that it will cover our costs and that we will be able retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue it would materially affect our financial condition and our business could be harmed.

Competition

There are many barriers of entry in the crumb rubber tile market. These barriers include need for the capital to start up such as equipment, building, and raw materials; customer loyalty when large incumbent firms may have existing customers loyal to established products or exclusive agreements with key links in the supply chain can make it difficult for other manufacturers to enter an industry. We need proceeds from this offering to enter this business. We will be in a market where we compete with other companies offering similar products. We will be in direct competition with them. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer better price for crumb rubber tiles than us which may also cause us to lose business. We foresee to continue to face challenges from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Brista Corp. has not yet entered the market and has no market penetration to date. Once we have entered the market, we will be one of many participants in the crumb rubber business. Many established, yet well financed entities are currently active in the market.  Nearly all Brista Corp.'s competitors have significantly greater financial resources, technical expertise, and managerial capabilities than Brista Corp. We are, consequently, at a competitive disadvantage in being able to provide such products and become a successful company in the crumb rubber industry. Therefore, Brista Corp. may not be able to establish itself within the industry at all.

Contracts

We have entered into a Premises and Equipment Lease Agreement, dated September 13, 2013 with SIA „PM Grupa”. According to the agreement, Brista, Corp. leases nonresidential premises and equipment for the production of crumb rubber tile with total area of 238 square meters. The material terms of the Agreement are the following:

1. Premises and equipment are leased for a period of 5 years since June 1, 2014 till May 31, 2019.

2. During the period of lease Brista Corp. shall not be entitled to transfer the leased premises and equipment for use or sublease to third parties.

3. SIA „PM Grupa” shall do capital repairs of the premises and equipment when necessary. In case of accidents, fires, floods, explosions and other such extraordinary events SIA „PM Grupa” shall at his own expense immediately take all necessary measures to eliminate the consequences of these events. If extraordinary events occur due to the fault of SIA „PM Grupa”, the responsibility to eliminate consequences of these events is on SIA „PM Grupa”

4. Brista Corp. shall make current and minor repairs of the leased premises, current maintenance of the equipment at its own expense.

5. The rent is $ 2,000 per month and includes use of facilities and equipment. The payments, shall be made by Brista Corp. before the 5th day of each month.

6. In case of delayed transfers of rent Brista Corp. shall pay the penalty of 0.1% of the total amount for each day of delay.

7. At the request of SIA „PM Grupa” the agreement can be prematurely terminated in case when Brista Corp.:

- Uses premises and equipment inappropriately, as indicated in the agreement;

- Intentionally or carelessly significantly worsens the state of premises and equipment;

- Did not pay rent for 2 months;

- Submits the leased premises to the use of third parties.

8. At the demand of Brista Corp. the agreement can be prematurely terminated in the following cases:

- If the Lessor does not do capital repair of premises and equipment;

- If the premises or equipment due to circumstances for which the Lessee does not respond, is in condition not suitable for use.

A copy of the Agreement is filed as Exhibit 10.1 to this registration statement.

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Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Andrejs Levaskovics.

Offices

Our business office is located at Stigu iela, 26 dz.2, Mezares, Babites pagasts, Latvia LV- 2101.  This is the office provided by our President and Director, Andrejs Levaskovics. Our phone number is 37127196113. The office is a part of a residence of our sole officer and director, Andrejs Levaskovics. We do not pay any rent to Mr. Levaskovics and there is no agreement to pay any rent in the future. He agreed to rent it free of charge for as long as needed.

We have entered into a Premises and Equipment Lease Agreement, dated September 13, 2013 with SIA „PM Grupa”. According to the agreement, Brista, Corp. leases nonresidential premises and equipment for the production of crumb rubber tile which include plant for the hot polymerization of rubber granules and plant for the cold polymerization of rubber granules. The total area of the premises is 238 square meters. The address of the premises is Kaleju iela 2, Vilani, Vilanu novads, Latvia, LV-4650.

Government Regulation

Because we plan to produce our product in Latvia which is a member of European Union and sell them in European Union, we are not subject to export or import regulations or controls. We are not aware of any existing or probable government regulation on our business. We will be required however to comply with the European Union Tax Regulations. We do not believe that government regulations will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director is as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Andrejs Levaskovics Stigu iela, 26 dz.2, Mezares, Babites pagasts, Latvia LV- 2101	43	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Andrejs Levaskovics has acted as our President, Treasurer, Secretary and sole Director since our incorporation on December 20, 2012. Mr. Levaskovics owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Levaskovics was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. This decision did not in any manner relate to Mr. Levaskovics’s previous employments.  Mr. Levaskovics’s previous experience, qualifications, attributes or skills were not considered when he was appointed as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. From May 2005 to December 2008 he worked at Sia Kantors, a security and alarm systems company as a sale manager. From January 2009 to present he has been working as a real estate developer. Mr. Levaskovics intends to devote 20 hours a week of his time to planning and organizing activities of Brista Corp. During the past ten years, Mr. Levaskovics has not been the subject to any of the following events:

    1. Any bankruptcy petition filed by or against any business of which Mr. Levaskovics was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

    2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Levaskovics’s involvement in any type of business, securities or banking activities.

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     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Andrejs Levaskovics, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on December 20, 2012 until January 31, 2014:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Andrejs Levaskovics, President, Secretary and Treasurer	December 20, 2012 to January 31, 2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

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Mr. Levaskovics currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of January 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Andrejs Levaskovics	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Andrejs Levaskovics, our sole officer and director may be considered a control person or a promoter of the company as those terms are defined by the Securities Act of 1933, as amended. Other than the stock transactions  discussed below, we have not entered into any transaction  nor  are  there  any  proposed  transactions  in  which  any of our founders,  directors,  executive  officers,  shareholders  or any members of the immediate  family of any of the foregoing had or is to have a direct or indirect material interest. Andrejs Levaskovics will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On May 14, 2013, we issued a total of 3,000,000 shares of restricted common stock to Andrejs Levaskovics, our sole officer and director in consideration of $3,000. Further, Mr. Levaskovics has advanced funds to us. As of January 31, 2014, Mr. Levaskovics advanced us $5,217. The $5,217 loan is due upon demand by Mr. Levaskovics. Mr. Levaskovics will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Levaskovics. Mr. Levaskovics will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Levaskovics does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Levaskovics or the repayment of the funds to Mr. Levaskovics. The entire transaction was oral. Mr. Levaskovics is providing us office space free of charge and we have a verbal agreement with Mr. Levaskovics that, if necessary, he will loan the company funds to complete the registration process. However, Mr. Levaskovics has no obligation to loan such funds to us and that there is no guarantee that he will loan such funds to us. Mr. Levaskovics has provided office space free of charge to Brista Corp. Mr. Levaskovics agreed to rent it for as long as needed. There are no any conditions to the use of the space.

No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us except those persons who are our salaried employees or directors.  No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of March 28, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Andrejs Levaskovics Stigu iela, 26 dz.2, Mezares, Babites pagasts, Latvia LV- 2101	3,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of March 28, 2014, there were 3,000,000 shares of our common stock issued and outstanding.

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Future sales by existing stockholders

A total of 3,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act As we are a “shell company”, Rule 144 would not be available for the resale of restricted securities by our stockholders until we have complied with the requirements of Rule 144(i).  Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 3,000,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

Brista Corp. has 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 3,000,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. Andrejs Levaskovics, our sole officer and director will offer our securities to his personal friends and business associates. We will not utilize advertising or make a general solicitation for our offering, but rather, Mr. Levaskovics will personally and individually contact each investor. Mr. Levaskovics has no experience in selling securities to investors. Mr. Levaskovics will not purchase securities in this offering.

In connection with the Company’s selling efforts in the offering, Andrejs Levaskovics will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Levaskovics is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Levaskovics will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Levaskovics is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Levaskovics will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Levaskovics will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Brista Corp. will receive all proceeds from the sale of the 3,000,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.03 for up to 240 days from the effective date of this prospectus.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share. The person offering the securities on our behalf may be deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Brista Corp. has complied.

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In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

As our officers and directors will sell the shares being offered pursuant to this Offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities  Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

Brista Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $7,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Brista Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common  stock may also be  restricted  under the  securities  or  securities regulations  laws  promulgated  by  various  states and  foreign  jurisdictions, commonly  referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities  registered  hereunder have not been  registered for resale under the blue sky laws of any state,  the  holders of such  shares  and  persons  who desire to purchase them in any trading  market that might develop in the future, should be aware that there may be significant  state  blue-sky law  restrictions upon the  ability of  investors  to sell the  securities  and of  purchasers  to purchase the  securities.  Accordingly, investors  may not be able to liquidate their  investments  and  should  be  prepared  to hold the  common  stock for an indefinite period of time.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We intend to offer our securities to potential investors in Europe.

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DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of March 28, 2014, there were 3,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Andrejs Levaskovics owns 3,000,000.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Brista Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Cutler & Co., LLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Cutler & Co., LLC has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Law Offices of Scott D. Olson, PLLC, 274 Broadway, Costa Mesa, CA 92627, has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

     Our fiscal year end is July 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Cutler & Co., LLC

     Our financial statements from inception to July 31, 2013, immediately follow:

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of

Brista, Corp.

Henderson, Nevada

We have audited the accompanying balance sheets of Brista, Corp. (a development stage company) as of July 31, 2013, and the related statement of operations, changes in stockholders' equity and cash flows for the period from Inception (December 20, 2012) to July 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brista, Corp. as of July 31 2013 and the results of its operations and its cash flows for the period from Inception (December 20, 2012) to July 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements the Company has suffered losses from operations since Inception (December 20, 2012) and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Denver, Colorado

October 10, 2013

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BRISTA CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
JULY 31, 2013
ASSETS
Current Assets
Cash	$ 3,088
Total current assets	3,088

Total Assets	$ 3,088

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities
Loan from shareholder	$ 217
Total current liabilities	217

Total Liabilities	217

Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
3,000,000 shares issued and outstanding	3,000
Additional paid-in-capital	-
Deficit accumulated during the development stage	(129)
Total Stockholder’s Equity	2,871

Total Liabilities and Stockholder’s Equity	$ 3,088

The accompanying notes are an integral part of these financial statements.

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BRISTA CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
For the Period from Inception (December 20, 2012) to July 31, 2013

Revenue	$ -

Expenses
General and administrative expenses	129

Net loss from operations	(129)

Loss before income taxes	(129)

Income taxes	--

Net loss	$ (129)

Loss per common share – Basic and Diluted	$ 0.00*

Weighted Average Number of Common Shares Outstanding-Basic and Diluted	1,049,327

 ‘* denotes less than $(0.01)

The accompanying notes are an integral part of these financial statements.

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BRISTA CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIOD FROM INCEPTION (DECEMBER 20, 2012) to JULY 31, 2013
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during development stage	Total
Balances as of Inception (December 20, 2012)	-	$ -	$ -	$ -	$ -

Common shares issued for cash at $0.001 on May 14, 2013	3,000,000	3,000	-	-	3,000

Net loss for the period	-	-	-	(129)	(129)

Balances as of July 31, 2013	3,000,000	$ 3,000	$ -	$ (129)	$ 2,871

The accompanying notes are an integral part of these financial statements.

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BRISTA CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS
For the Period from Inception (December 20, 2012) to July 31, 2013

CASH FLOWS GENERATED BY (USED IN) OPERATING ACTIVITIES
Net loss	$ (129)
Net cash used in operating activities	(129)

CASH FLOWS GENERATE DBY (USED IN) INVESTING ACTIVITIES
Net cash generated by (used in) investing activities	-

CASH FLOWS GENERATED BY (USED IN) FINANCING ACTIVITIES
Proceeds from sale of common stock	3,000
Proceeds from loan from shareholder	217
Net cash provided by financing activities	3,217

Net increase in cash and equivalents	3,088

Cash and equivalents at beginning of the period	$ -
Cash and equivalents at end of the period	$ 3,088

Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

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BRISTA CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2013

NOTE 1 - BASIS OF PRESENTATION

Organization and Description of Business

BRISTA CORP. (the “Company”) was incorporated under the laws of the State of Nevada on December 20, 2012 and intends to commence operations in production of crumb rubber. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities.” Since Inception (December 20, 2012) through July 31, 2013 the Company has not generated any revenue and has accumulated losses of $129.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since Inception (December 20, 2012) resulting in an accumulated deficit of $129 as of July 31, 2013 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted July 31 fiscal year end.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At July 31, 2013 the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. There were no potentially dilutive debt or equity securities outstanding during the period from Inception (December 20, 2012) to July 31, 2013.

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Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period ended July 31, 2013.

Impairment of Long-Lived Assets

The Company, when applicable, continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe that the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of our operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of July 31, 2013 the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with SFAS ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

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Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured. No revenue has been earned since inception.

NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

On May 14, 2013 the Company issued 3,000,000 shares of its common stock at $0.001 per share for total proceeds of $3,000.

As of July 31, 2013, the Company has 3,000,000 shares of common stock issued and outstanding.

NOTE 3 – INCOME TAXES

As of July 31, 2013 the Company had net operating loss carry forwards of $129 that may be available to reduce future years’ taxable income through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 4 – RELATED PARTY TRANSACTIONS

As of July 31, 2013, our shareholder had advance to us an amount of $217 by way of loan. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – SUBSEQUENT EVENTS

Effective September 13, 2013 the Company entered into a Premises and Equipment Lease Agreement (“the Agreement”) with SIA „PM Grupa. According to the Agreement, Brista, Corp. leases nonresidential premises and equipment for the production of crumb rubber tile with total area of 238 square meters. The material terms of the Agreement are the following:

1. Premises and equipment are leased for a period of 5 years from June 1, 2014 to May 31, 2019.

2. During the period of lease Brista Corp. shall not be entitled to transfer the leased premises and equipment for use or sublease to third parties.

3. SIA „PM Grupa shall be responsible for capital repairs of the premises and equipment when necessary. In case of accidents, fires, floods, explosions and other such extraordinary events SIA „PM Grupa shall at its own expense immediately take all necessary measures to eliminate the consequences of these events. If extraordinary events occur due to the fault of SIA „PM Grupa, the responsibility to eliminate consequences of these events is on SIA „PM Grupa”

4. Brista Corp. shall make current and minor repairs of the leased premises, current maintenance of the equipment at its own expense.

5. The rent is $ 2,000 per month and includes use of facilities and equipment. The rent  payments shall be made by Brista Corp. before the 5th day of each month.

6. In case of delayed payment of rent, Brista Corp. shall pay a penalty of 0.1% of the total amount due for each day of delay.

7. At the request of SIA „PM Grupa, the agreement can be prematurely terminated in the event that  Brista Corp.:

- Uses premises and equipment inappropriately, as indicated in the agreement;

- Intentionally or carelessly significantly worsens the condition of premises and equipment;

- Did not pay rent for 2 months;

- Submits the leased premises to the use of third parties.

8. At the request of Brista Corp., the agreement can be prematurely terminated in the following cases:

- If the Lessor does not undertake capital repair of premises and equipment;

- If the premises or equipment due to circumstances for which the Lessee does not respond, is in condition not suitable for use.

The Company has evaluated subsequent events from July 31, 2013 through the date the financial statements were available to be issued on October 10, 2013 and has determined that other than as disclosed above, there have been no subsequent events after July 31, 2013 for which disclosure is required.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of

Brista Corp.

Stigu iela, 26 dz. 2

Mezares, Babites pagasts,

Latvia LV- 2101

We have reviewed the accompanying balance sheet of Brista Corp. (a Development Stage Company) as of October 31, 2013, and the related statements of operations and cash flows for the three month period ended October 31, 2013 and for the period from Inception (December 10, 2012) to October 31, 2013. These financial statements are the responsibility of the management of Brista Corp.

We have conducted our review in accordance with standards established by the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Because of the Company’s current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management’s plans in regard to its current status are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

Arvada Colorado
December 23, 2013	Cutler & Co. LLC

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BRISTA CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS
	OCTOBER 31, 2013 (UNAUDITED)	JULY 31, 2013 (AUDITED)
ASSETS
Current Assets
Cash	$ 2,528	$ 3,088
Total current assets	2,528	3,088

Total Assets	$ 2,528	$ 3,088

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

Current Liabilities
Loan from shareholder	$ 3,217	$ 217
Total current liabilities	3,217	217

Total Liabilities	3,217	217

Stockholder’s Equity (Deficit)
Common stock, $0.001 par value, 75,000,000 shares authorized;
3,000,000 shares issued and outstanding as at October 31 and July 31,2013, respectively	3,000	3,000
Additional paid-in-capital	-	-
Deficit accumulated during the development stage	(3,689)	(129)
Total Stockholder’s Equity (Deficit)	(689)	2,871

Total Liabilities and Stockholder’s Equity (Deficit)	$ 2,528	$ 3,088

The accompanying notes are an integral part of these unaudited financial statements.

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BRISTA CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS (UNAUDITED)
	Three months ended October 31, 2013	For the Period from Inception (December 20, 2012) to October 31, 2013

Revenue	$ -	$ -

Expenses
General and administrative expenses	3,560	3,689

Net loss from operations	(3,560)	(3,689)

Loss before income taxes	(3,560)	(3,689)

Income taxes	--	--

Net loss	$ (3,560)	$ (3,689)

Loss per common share – Basic and Diluted	$ 0.00*

Weighted Avg Number of Common Shares Outstanding-Basic and Diluted	3,000,000

 ‘* denotes a loss of less than $(0.01) per share.

The accompanying notes are an integral part of these unaudited financial statements.

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BRISTA CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS (UNAUDITED)
	Three months ended October 31, 2013	For the Period from Inception (December 20, 2012) to October 31, 2013

CASH FLOWS GENERATED BY (USED IN) OPERATING ACTIVITIES
Net loss	$ (3,560)	$ (3,689)
Net cash used in operating activities	(3,560)	(3,689)

CASH FLOWS GENERATE DBY (USED IN) INVESTING ACTIVITIES
Net cash generated by (used in) investing activities	-	-

CASH FLOWS GENERATED BY (USED IN) FINANCING ACTIVITIES
Proceeds from sale of common stock	-	3,000
Proceeds from loan from shareholder	3,000	3,217
Net cash provided by financing activities	3,000	6,217

Net increase (decrease) in cash and equivalents	(560)	2,528

Cash and equivalents at beginning of the period	$ 3,088	$ -
Cash and equivalents at end of the period	$ 2,528	$ 2,528

Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -

The accompanying notes are an integral part of these unaudited financial statements.

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BRISTA CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

OCTOBER 31, 2013

NOTE 1 - BASIS OF PRESENTATION

Organization and Description of Business

BRISTA CORP. (the “Company”, “we”, “us” or “our”) was incorporated under the laws of the State of Nevada on December 20, 2012 (“Inception”) and intends to commence operations in production of crumb rubber. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities.” Since Inception (December 20, 2012) through October 31, 2013 the Company has not generated any revenue and has accumulated losses of $3,689.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since Inception (December 20, 2012) resulting in an accumulated deficit of $3,689 as of October 31, 2013 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and, or, the private placement of common stock.

Unaudited Interim Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-Q and Regulation S-X.  Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments consisting of normal recurring entries necessary for a fair statement of the periods presented for: (a) the financial position; (b) the result of operations; and (c) cash flows, have been made in order to make the financial statements presented not misleading.  The results of operations for such interim periods are not necessarily indicative of operations for a full year.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted July 31 fiscal year end.

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Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At October 31, and July 13, 2013 the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. There were no potentially dilutive debt or equity securities outstanding during the period from Inception (December 20, 2012) to October 31, 2013.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the three month period ended October 31, 2013.

Impairment of Long-Lived Assets

The Company, when applicable, continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

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Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe that the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of our operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of October 31, 2013 the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718,”Compensation – Stock Compensation”, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured. No revenue has been earned since inception.

NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

On May 14, 2013 the Company issued 3,000,000 shares of its common stock at $0.001 per share for total proceeds of $3,000.

As of October 31, 2013, the Company has 3,000,000 shares of common stock issued and outstanding.

NOTE 3 – INCOME TAXES

As of October 31, 2013 the Company had net operating loss carry forwards of $3,689 that may be available to reduce future years’ taxable income through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 4 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders.  Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

As of October 31, 2013, our shareholder had advance to us an amount of $3,217 by way of loan. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from October 31, 2013 through the date the financial statements were available to be issued on December 23, 2013 and has determined that other than as disclosed above, there have been no subsequent events after October 31, 2013 for which disclosure is required.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of

Brista Corp.

Stigu iela, 26 dz. 2

Mezares, Babites pagasts,

Latvia LV- 2101

We have reviewed the accompanying balance sheet of Brista Corp. (a Development Stage Company) as of January 31, 2014, and the related statements of operations, changes in stockholder’s equity (deficit) and cash flows for the three month and six month periods ended January 31, 2014, the period from Inception (December 10, 2012) to January 31, 2013 and the period from Inception (December 10, 2012) to January 31, 2014,  and. These financial statements are the responsibility of the management of Brista Corp.

We have conducted our review in accordance with standards established by the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Because of the Company’s current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management’s plans in regard to its current status are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cutler & Co., LLC

Arvada, Colorado

March 28, 2014

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BRISTA CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS
	JANUARY 31, 2014 (UNAUDITED)	JULY 31, 2013 (AUDITED)
ASSETS
Current Assets
Cash and cash equivalents	$ 2,968	$ 3,088
Total current assets	2,968	3,088

Total Assets	$ 2,968	$ 3,088

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

Current Liabilities
Loan from shareholder	$ 5,217	$ 217
Total current liabilities	5,217	217

Total Liabilities	5,217	217

Commitments and Contingencies

Stockholder’s Equity (Deficit)
Common stock, $0.001 par value, 75,000,000 shares authorized;
3,000,000 shares issued and outstanding as at January 31 and July 31,2013, respectively	3,000	3,000
Additional paid-in-capital	-	-
Deficit accumulated during the development stage	(5,249)	(129)
Total Stockholder’s Equity (Deficit)	(2,249)	2,871

Total Liabilities and Stockholder’s Equity (Deficit)	$ 2,968	$ 3,088

The accompanying notes are an integral part of these unaudited financial statements.

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BRISTA CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS (UNAUDITED)
	Three months ended January 31, 2014	Six months ended January 31, 2014	For the Period from Inception (December 20, 2012) to January 31, 2013	For the Period from Inception (December 20, 2012) to January 31, 2014

Revenue	$ -	$ -	$ -	$ -

Expenses
General and administrative expenses	1,560	5,120	- -	5,249

Total Expenses	(1,560)	(5,120)	-	(5,249)

Loss before income taxes	(1,560)	(5,120)	-	(5,249)

Provision for taxes	-	-	-	-

Net loss	$ (1,560)	$ (5,120)	$ -	$ (5,249)

Loss per common share – Basic and Diluted	$ (0.00)*	$ (0.00)*	n/a

Weighted Average Number of Common Shares Outstanding-Basic and Diluted	3,000,000	3,000,000	n/a

 ‘* denotes a loss of less than $(0.01) per share.

The accompanying notes are an integral part of these unaudited financial statements.

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BRISTA CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT) FOR THE PERIOD FROM INCEPTION (DECEMBER 20, 2012) to JANUARY 31, 2014
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during development stage	Total
Balances as of Inception (December 20, 2012) audited	-	$ -	$ -	$ -	$ -

Common shares issued for cash at $0.001 on May 14, 2013	3,000,000	3,000	-	-	3,000

Net loss for the period	-	-	-	(129)	(129)

Balances as of July 31, 2013 - audited	3,000,000	3,000	-	(129)	2,871

Net loss for the period		-	-	(5,120)	(5,120)

Balances as of January 31, 2014 - unaudited	3,000,000	$ 3,000	$ -	$ (5,249)	$ (2,249)

The accompanying notes are an integral part of these unaudited financial statements.

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BRISTA CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS (UNAUDITED)
	Six months ended January 31, 2014	For the Period from Inception (December 20, 2012) to January 31, 2013	For the Period from Inception (December 20, 2012) to January 31, 2014

CASH FLOWS GENERATED BY (USED IN) OPERATING ACTIVITIES
Net loss	$ (5,120)	$ -	$ (5,249)
Net cash used in operating activities	(5,120)	-	(5,249)

CASH FLOWS GENERATE DBY (USED IN) INVESTING ACTIVITIES
Net cash generated by (used in) investing activities	-	-	-

CASH FLOWS GENERATED BY (USED IN) FINANCING ACTIVITIES
Proceeds from sale of common stock	-	-	3,000
Proceeds from loan from shareholder	5,000	-	5,217
Net cash provided by financing activities	5,000	-	8,217

Net increase (decrease) in cash and equivalents	(120)	-	2,968

Cash and equivalents at beginning of the period	3,088	-	-

Cash and equivalents at end of the period	$ 2,968	$ -	$ 2,968

Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -	$ -
Taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these unaudited financial statements.

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BRISTA CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JANUARY 31, 2014, THE PERIOD FROM INCEPTION (DECEMBER 20, 2013) TO JANUARY 31, 2013 AND THE PERIOD FROM INCEPTION (DECEMBER 20, 2013) TO JANUARY 31, 2014

NOTE 1 - BASIS OF PRESENTATION

Organization and Description of Business

BRISTA CORP. (the “Company”, “we”, “us” or “our”) was incorporated under the laws of the State of Nevada on December 20, 2012 (“Inception”) and intends to commence operations in production of crumb rubber. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities.” Since Inception (December 20, 2012) through January 31, 2014 the Company has not generated any revenue and has accumulated losses of $5,249.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since Inception (December 20, 2012) resulting in an accumulated deficit of $5,249 as of January 31, 2014 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and, or, the private placement of common stock.

Unaudited Interim Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-Q and Regulation S-X.  Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments consisting of normal recurring entries necessary for a fair statement of the periods presented for: (a) the financial position; (b) the result of operations; and (c) cash flows, have been made in order to make the financial statements presented not misleading.  The results of operations for such interim periods are not necessarily indicative of operations for a full year.

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Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted July 31 fiscal year end.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At July 31, 2013 and January 31, 2014 the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. There were no potentially dilutive debt or equity securities issued or outstanding during the period from Inception (December 20, 2012) to January 31, 2014.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the three and six month periods ended January 31, 2014, the period from Inception (December 10, 2012) to January 31, 2013 for the period from Inception (December 10, 2012) to January 31, 2014.

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Impairment of Long-Lived Assets

The Company, when applicable, continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe that the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of our operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of January 31, 2014 the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718,”Compensation – Stock Compensation”, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured. No revenue has been earned since inception.

NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

On May 14, 2013 the Company issued 3,000,000 shares of its common stock at $0.001 per share for total proceeds of $3,000.

As of January 31, 2014, the Company has 3,000,000 shares of common stock issued and outstanding.

NOTE 3 – INCOME TAXES

As of January 31, 2014 the Company had net operating loss carry forwards of $5,249 that may be available to reduce future years’ taxable income through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 4 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders.  Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

As of January 31, 2014, our shareholder has advanced to us an amount of $5,217 by way of loan. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

On September 13, 2013 we signed a Premises and Equipment Lease Agreement with SIA PM Grupa. Under the terms of this agreement, we will lease premises with total area of 238 square meters and equipment for the production of crumb rubber tile. The premises and equipment are leased for a period of 5 years commencing on June 1, 2014 and expiring on May 31, 2019. The rent is $ 2,000 per month and includes use of facilities and equipment. At this time we do not have the funds to make the payments required under the terms of the lease and there is no assurance that we will be able to raise the necessary funding.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from January 31, 2014 through the date the financial statements were available to be issued on March 28, 2014 and has determined that other than as disclosed above, there have been no subsequent events after January 31, 2014 for which disclosure is required.

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PROSPECTUS

3,000,000 SHARES OF COMMON STOCK

BRISTA CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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